[LETTERHEAD OF AIGLIFE]

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This is a legal contract issued in consideration of the payment of the Initial Premium. We will make annuity payments as set forth in this contract beginning on the Annuity Date.

READ YOUR CONTRACT CAREFULLY

RIGHT TO CANCEL THIS CONTRACT

This contract may be returned within 10 days after You receive it. It can be mailed or delivered to either Us or Our agent. Return of this contract by mail is effective as of the date of its postmark, properly addressed and postage pre-paid. The returned contract will be treated as if We had never issued it. We will promptly refund the Contract Value and any fees paid as of the date of return; this may be more or less than the Premium paid.

This is a variable annuity contract. Annuity payments and Contract Value may increase or decrease depending on the experience of the Variable Account identified in the Contract Schedule.

Signed by the Company:


      /s/ Elizabeth M. Tuch                 /s/  Gerald Wyndorf

             Secretary                           President

                           INDIVIDUAL VARIABLE ANNUITY
                                NONPARTICIPATING

                                TABLE OF CONTENTS

                                                                            PAGE
CONTRACT SCHEDULE                                                              3
DEFINITIONS                                                                    4
GENERAL PROVISIONS                                                             6
OWNERSHIP PROVISIONS                                                           7
BENEFICIARY PROVISIONS                                                         7
PREMIUM PROVISIONS                                                             8
CONTRACT CHARGES                                                               8
VARIABLE ACCOUNT                                                               9
GUARANTEED ACCOUNT                                                             9
TRANSFERS                                                                     11
ANNUITY PROVISIONS                                                            12
ANNUITY OPTIONS                                                               12
DEATH BENEFIT                                                                 14
SURRENDER PROVISIONS                                                          16
DELAY OF PAYMENTS                                                             16
FIXED ANNUITY OPTION TABLES                                                   17
VARIABLE ANNUITY OPTION TABLES                                                18

                                CONTRACT SCHEDULE

CONTRACT NUMBER:    (        )        INITIAL PREMIUM:                ($5,000)

OWNER:              (JOHN DOE)        MINIMUM SUBSEQUENT PREMIUM:     ($1,000)

JOINT OWNER         (JANE DOE)

ANNUITANT:          (JOHN DOE)

EFFECTIVE DATE:     (        )

ANNUITY DATE:       (        )

CONTRACT MAINTENANCE CHARGE: [$30.00] each Contract Year. [Before the Annuity Date, this charge will be waived for each year that the Contract Value exceeds [$50,000] on the Contract Anniversary.]

ADMINISTRATIVE CHARGE: Equal on an annual basis to [.15%] of the average daily net assets of the Variable Account.

MORTALITY AND EXPENSE RISK CHARGE: Equal on an annual basis to [1.25%] of the average daily net assets of the Variable Account.

ACCIDENTAL DEATH BENEFIT CHARGE: Equal on an annual basis to [.10%] of the average daily net assets of the Variable Account.

TRANSFER FEE: $ 10.00 per transfer. However, we will not make a charge for the first [12] transfers in any Contract Year.

[ANNUAL RATCHET RIDER CHARGE: Equal on an annual basis to [0.70%] of the net assets of the Variable Account; this charge will be calculated and deducted monthly.]

[EQUITY ASSURANCE PLAN RIDER CHARGE: Equal on an annual basis to [0.75%] of the average daily net assets of the Variable Account up to the contract anniversary concurrent with or next following the Owner's 60th birthday, and [0.80%] thereafter; this charge will be calculated and deducted monthly.]

[ENHANCED EQUITY ASSURANCE PLAN RIDER CHARGE: Equal on an annual basis to [0.80%] of the average daily net assets of the Variable Account up to the contract anniversary concurrent with or next following the Owner's 60th birthday, and [0.85%] thereafter; this charge will be calculated and deducted monthly.]

SEPARATE ACCOUNT: [Variable Account I]

ANNUITY SERVICE OFFICE:

                   [      AIG Life Insurance Company        ]
                   [ c/o Delaware Valley Financial Services ]
                   [             300 Berwyn Park            ]
                   [            P.O. Box 3031               ]
                   [          Berwyn, PA 19312-0031         ]
                   [             (800) 255-8402             ]

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                                   DEFINITIONS

ACCUMULATION UNIT - An accounting unit of measure used to calculate the Contract Value prior to the Annuity Date.

ADMINISTRATIVE OFFICE - The Annuity Service Office of the Company as designated on the Contract Schedule.

ANNUITANT - The person designated by the Owner upon whose continuation of life any annuity payment involving life contingencies depends.

ANNUITY DATE - The date on which annuity payments are to commence.

ANNUITY OPTION - An arrangement under which annuity payments are made under this contract.

ANNUITY UNIT - An accounting unit of measure used to calculate annuity payments after the Annuity Date.

BENEFICIARY - The person(s) who is(are) entitled to the Death Benefit of this contract when there is no surviving Owner or the person(s) who is(are) entitled to receive the remaining annuity payments, if any, when the Annuitant dies after the Annuity Date.

CONTRACT ANNIVERSARY - An anniversary of the Effective Date of this contract.

CONTRACT VALUE - The dollar value as of any Valuation Date of all amounts accumulated under this contract.

CONTRACT YEAR - Each period of twelve (12) months commencing with the Effective Date.

EFFECTIVE DATE - The date shown on the Contract Schedule on which the first Contract Year begins.

ELIGIBLE INVESTMENT(S) - Those investments available under the contract. Eligible Investments, at the time this contract is issued, are shown in the application for this Contract.

GUARANTEED ACCOUNT - A part of Our General Account which earns a Guaranteed Rate of interest.

INJURY - Bodily injury caused by an accident which occurs while coverage under the Accidental Death Benefit is in force, and results, directly and independently from all other causes, in death.

JOINT OWNER - The person named as Joint Owner on the application and listed in the Contract Schedule, unless subsequently changed. The Joint Owner, if any, possesses an undivided interest in this contract in conjunction with the Owner. All references within this contract to Owner will apply to both the Owner and the Joint Owner or to either of them.

OWNER - The person named as Owner on the application and listed in the Contract Schedule, unless subsequently changed. The Owner has all rights under this contract.

PREMIUM - Purchase payments are referred to in this contract as Premiums.

SUBACCOUNT - A division of the Variable Account established to invest in a particular portfolio of Eligible Investments.

YOU, YOUR - The Owner of this contract.

VALUATION DATE - Each day that the New York Stock Exchange is open for trading.

VALUATION PERIOD - The period between the close of business of the New York Stock Exchange on any Valuation Date and the close of business for the next succeeding Valuation Date.

VARIABLE ACCOUNT - The Separate Account designated on the Contract Schedule.

WE, OUR, US - AIG Life Insurance Company.

WRITTEN REQUEST - A request made in a form satisfactory to Us and either signed by You or confirmed by Us in writing to You. A Written Request takes effect when received and recorded at Our Administrative Office unless specifically noted as otherwise within this contract.

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                               GENERAL PROVISIONS

THE CONTRACT - The entire contract consists of this form and any attached endorsement, rider or application. This contract may be changed or altered only by Our President or Secretary. Any change, modification or waiver must be made in writing.

NON-PARTICIPATION IN SURPLUS - This contract does not share in any distribution of Our profits or surplus.

INCONTESTABILITY - This contract is not contestable.

MISSTATEMENT OF AGE OR SEX - We will require proof of age and sex of the Annuitant before making any life annuity payment provided for by this contract. If the age or sex of the Annuitant has been misstated, the amount payable will be the amount that the Contract Value would have provided at the correct age or sex.

Once annuity payments have begun, any underpayments will be made up in one sum including interest at the annual rate of 3%, unless a higher interest rate is required by the law of the jurisdiction where this contract is delivered, with the next annuity payment. Overpayments including interest at the annual rate of 3%, unless a higher interest rate is required by the law of the jurisdiction where this contract is delivered, will be deducted from the future annuity payments until the total is repaid.

CONTRACT SETTLEMENT - This contract must be returned to Us upon settlement as a death claim. Prior to any settlement as a death claim, due proof of death must be submitted to Us.

FACILITY OF PAYMENT - If any recipient is unable to give a valid receipt for a payment made under this contract, We may make payments to the person who, in Our opinion, is caring for that recipient until claim is made by the recipient's duly appointed guardian or other legal representative.

REPORTS - We will furnish You with a report showing the Contract Value at least once each calendar year. This report will be sent to Your last known address.

TAXES - Any taxes, if applicable, paid to any governmental entity will be charged against the Premiums or the Contract Value, depending upon the Owner's state of residence. We may, at Our sole discretion, pay taxes when due and deduct that amount from the Contract Value at a later date. Our payment of such taxes at an earlier date does not waive any right We may have to deduct amounts at a later date.

EVIDENCE OF SURVIVAL - Where any benefits under this contract are contingent upon the recipient being alive on a given date, We will require proof satisfactory to Us that the condition has been met.

PROTECTION OF PROCEEDS - No payment under this contract may be commuted or assigned before it is due. To the extent permitted by law, no payments will be subject to any creditor claim nor to any judicial process for payment of such claim.

MODIFICATION OF CONTRACT - This contract may not be modified by Us, without Your consent except as may be required by applicable law. If the state insurance laws or regulations, the federal securities or tax laws or regulations, or any regulations under which this contract would qualify as an annuity change, We may amend this contract to comply with these changes.

MINIMUM BENEFITS - Any paid-up annuity, cash surrender or death benefit that may be available under this contract is not less than the minimum benefits required by statute in the jurisdiction in which this contract is delivered.

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                              OWNERSHIP PROVISIONS

OWNER - The Owner and any applicable Joint Owner are named in the Contract Schedule.

If there is an Owner and Joint Owner for this contract, then both owners must agree to any change in this contract. If one Owner dies, the surviving Owner retains all rights of this contract. All references within this contract to Owner will apply to both the Owner and Joint Owner or either of them.

The Owner may exercise all the rights of this contract, subject to the rights of:

1.    any assignee under an assignment filed with Our Administrative Office; and

2.    any irrevocably named Beneficiary.

CHANGE OF OWNERSHIP - You may change Ownership of this contract by submitting a Written Request to Our Administrative Office. We may require this contract for endorsement.

Change of Ownership does not change the Beneficiary. Any change of Ownership is subject to any payment made by Us before the request is received and recorded at Our Administrative Office.

ASSIGNMENT - You may assign this contract while the Annuitant is alive and before the Annuity Date. A copy of any assignment must be filed with Our Administrative Office. We are not responsible for the validity of any assignment. If You assign this contract, Your rights and those of any Beneficiary will be subject to the assignment. An assignment will not affect any payments We may make or actions We may take before such assignment has been recorded at Our Administrative Office. The assignment will not be recorded until We have received sufficient direction from the Owner and assignee as to the proper allocation of rights under this contract between the Owner and the assignee.

A change in ownership or an assignment may result in adverse tax consequences.

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                             BENEFICIARY PROVISIONS

BENEFICIARY - The Beneficiary is as stated on the application, unless later changed by Your Written Request. One or more beneficiaries can be named in the application. If more than one Beneficiary is named, each can be classed as primary or contingent. If two or more persons are named in a class, their shares in the proceeds can be stated. The stated shares in the proceeds will be paid to any primary beneficiaries. If no primary beneficiaries survive, payment will be made to any surviving contingent beneficiaries. If You have not made other arrangements with Us, Beneficiaries who survive in the same class will share the proceeds equally.

DEATH OF BENEFICIARY - If no named Beneficiary is living at the time a death benefit becomes payable, We will pay the death benefit to the Owner, or, if no Owner is alive, to the last surviving Owner's estate.

CHANGE OF BENEFICIARY - To change a Beneficiary, a Written Request for a change of Beneficiary must be received at Our Administrative Office. If the request is received at Our Administrative Office after the death of the Owner, it will be effective only if no payment has been made. After the change is recorded, it will take effect as of the date the request was signed.

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                               PREMIUM PROVISIONS

PREMIUM - The Initial Premium is due on or before the Effective Date. Thereafter, Premium payments may be made at any time prior to the Annuity Date, in an amount equal to or greater than the Minimum Subsequent Premium amount, shown on the Contract Schedule page.

ALLOCATION OF premium PAYMENTS - Premiums may be allocated to one or more of the Subaccounts of the Variable Account or to the Guaranteed Account. Whole percentages must be used. The allocation of the Initial Premium is shown on the application. You may change the allocation at any time. We will send confirmation of Your changes. Any subsequent Premium received will be allocated in accordance with the most recently received allocation instructions.

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                                CONTRACT CHARGES

All charges and fees shown on the Contract Schedule are the maximum amounts which We may charge. We may, however, charge less than the maximum.

MORTALITY AND EXPENSE RISK CHARGE - We deduct a Mortality And Expense Risk Charge equal, on an annual basis, to the amount shown on the Contract Schedule. We guarantee that the dollar amount of each annuity payment after the first will not be affected by variations in mortality or expense experience.

ADMINISTRATIVE CHARGE - We deduct an Administrative Charge equal, on an annual basis, to the amount shown on the Contract Schedule. The Administrative Charge compensates Us for some of the costs associated with the administration of this contract and the Variable Account.

CONTRACT MAINTENANCE CHARGE - We deduct an annual Contract Maintenance Charge shown on the Contract Schedule. The Contract Maintenance Charge will be deducted from the Contract Value on each Contract Anniversary while this contract is in force. Prior to the Annuity Date, the Contract Maintenance Charge will be deducted from the Contract Value by canceling Accumulation Units. The number of Accumulation Units to be canceled from each applicable Subaccount will be in the ratio that the value of each Subaccount bears to the total Contract Value.

If this contract is surrendered for its full Surrender Value on other than a Contract Anniversary, the full Contract Maintenance Charge due on the next Contract Anniversary will be deducted at the time of surrender.

On and after the Annuity Date, the Contract Maintenance Charge will be pro-rated and collected on a monthly basis. This amount will be subtracted from the monthly annuity payments.

ACCIDENTAL DEATH BENEFIT CHARGE - If you have elected the Accidental Death Benefit described in this contract, an Accidental Death Benefit Charge will be included on the Contract Schedule.

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                                VARIABLE ACCOUNT

GENERAL DESCRIPTION - The name of the Variable Account is shown in the Contract Schedule. The assets of the Variable Account and each Subaccount are Our property but are not chargeable with the liabilities arising out of any other business We may conduct, except to the extent that Variable Account assets exceed Variable Account liabilities arising under the contracts supported by the Variable Account. The Variable Account and each Subaccount is separate from Our General Account and any other separate account or Subaccount We may have.

INVESTMENT ALLOCATIONS TO THE VARIABLE ACCOUNT - The Variable Account consists of Subaccounts and each Subaccount may invest its assets in a separate class of shares of a designated investment company or companies.

We have the right to change, add or delete designated investment companies. We have the right to add or remove Subaccounts. We also have the right to combine any two or more Subaccounts.

VALUATION OF ASSETS - Assets within each Subaccount will be valued at their net asset value on each Valuation Date.

CONTRACT VALUE - Premiums are allocated among the various Subaccounts within the Variable Account. For each Subaccount, the Premiums are converted into Accumulation Units. The number of Accumulation Units credited to the contract is determined by dividing the Premiums allocated to the Subaccount by the value of the Accumulation Unit for the Subaccount. Surrenders will result in the cancellation of Accumulation Units. The value of the contract is the sum of the values for the contract within each Subaccount and the Guaranteed Account. The value of each Subaccount is determined by multiplying the number of Accumulation Units attributable to the Subaccount by the Accumulation Unit value for the Subaccount, independent of the value of any other Subaccount.

ACCUMULATION UNIT VALUES - The value of an Accumulation Unit will vary in accordance with the investment experience of the underlying portfolio in which the Subaccount invests. The value of Accumulation Units is expected to increase or decrease from Valuation Period to Valuation Period. The value of Accumulation Units in each Subaccount will change daily to reflect the investment experience of the corresponding underlying portfolio as well as the daily deduction of the Contract Charges. The number of Accumulation Units credited to the contract will not change as a result of any fluctuations in the value of an Accumulation Unit.

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                               GUARANTEED ACCOUNT

GENERAL DESCRIPTION - The Guaranteed Account is a part of Our General Account. The amount You have in the Guaranteed Account at any time is a result of Premiums You have allocated to it or any part of Your Contract Value you have transferred to it.

GUARANTEE PERIODS - The portion of Your Contract Value within the Guaranteed Account is credited with interest at rates guaranteed by Us for the Guarantee Period(s) selected. Interest is credited on a daily basis at the then applicable effective guaranteed interest rate for the applicable Guarantee Period. You may select from one or more Guarantee Periods which we offer at any particular time. We reserve the right at any time to add or delete Guarantee Periods. If You have allocated any part of Your Initial Premium to a Guarantee Period, the amount allocated, as well as the duration of the Guarantee Period is shown on the Application.

The guaranteed interest rate applicable to an allocation of Premium or transfer of Contract Value to a Guarantee Period is the rate in effect for that Guarantee Period at the time of the allocation or transfer. If You have allocated or transferred amounts at different times to the Guaranteed Account, each allocation or transfer may have a unique effective guaranteed interest rate associated with that amount. We guarantee that the effective annual rate of interest for the Guaranteed Account, including any of the Guaranteed Periods, will not be less than 3%.

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                                    TRANSFERS

During the Accumulation Period, or after the Annuity Date, provided a variable Annuity Option was selected, You may transfer all or part of Your value, in a Subaccount, or allocated to a Guarantee Period of the Guaranteed Account, to another Subaccount or Guarantee Period of the Guaranteed Account. However, after the Annuity Date no transfers may be made between a Subaccount and the Guaranteed Account. The Transfer Fee is shown on the Contract Schedule.

All transfers are subject to the following:

1. The deduction of any Transfer Fee that may be imposed will be deducted from the amount which is transferred. However, no Transfer Fee will be imposed on transfers resulting from the expiration of a Guarantee Period.

2. If We have not received transfer instructions prior to the end of a Guarantee Period in which You have Contract Value, We will automatically transfer it to a new Guarantee Period of the same duration and under the same restrictions as if You had requested such transfer. However, if a new Guarantee Period of the same duration is not available, then that portion of Your Contract Value will be transferred to the Guarantee Period next shortest in duration.

3.    The minimum amount which may be transferred is the lesser of (A) $1,000 or
      (B) Your entire value in the Subaccount or in the amount allocated to a Guarantee Period of the Guaranteed Account.

4. No partial transfer will be made if, as a result of such transfer, Your remaining Contract Value in the Subaccount or in the amount allocated to the Guarantee Period of the Guaranteed Account would be less than $1,000.

5. Transfers will be effected during the Valuation Period next following receipt by Us of a Written Request containing all required information. However, no transfer may be made effective within seven calendar days of the date on which any annuity payment is due.

6.    Any transfer request must clearly specify:

      a.    the amount which is to be transferred; and

      b. the Subaccounts or Guarantee Periods of the Guaranteed Account which are to be affected.

7. After the Annuity Date, transfers may not take place between a fixed Annuity Option and a variable Annuity Option.

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                               ANNUITY PROVISIONS

ANNUITY PAYMENTS - Beginning on the Annuity Date, We will make annuity payments to the Annuitant in accordance with the Annuity Option in effect on that date.

Annuity payments will be made on a monthly basis unless such payments would be less than $100 per month. In that event, we reserve the right to amend the frequency of annuity payments to be semi-annual or annual to ensure annuity payments are at least $100 per payment.

CHANGE IN ANNUITY DATE - You may, upon at least thirty (30) days prior Written Request, at any time prior to the Annuity Date, change the Annuity Date shown on the Contract Schedule. The Annuity Date must always be the first day of a calendar month.

Unless We approve otherwise, the new Annuity Date must be at least one year after the effective Date. The latest Annuity Date is the first day of the first calendar month following the Annuitant's 90th birthday or such earlier date as may be set by applicable law.

SELECTION OF ANNUITY OPTION - If the Annuitant is alive on the Annuity Date, We will apply the Contract Value to provide an income on the basis of a life income with 10 years guaranteed, unless another Annuity Option has been selected. You may however, upon at least thirty (30) days prior Written Request, at any time prior to the Annuity Date, select and/or change the Annuity Option.

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                                 ANNUITY OPTIONS

ANNUITY OPTION - The Annuity Option you select may be on a fixed or variable basis, or a combination thereof. We may, at the time of election of an Annuity Option, offer more favorable rates in lieu of those here guaranteed. We may also make available other income options.

OPTION 1 - LIFE INCOME. Annuity payments are paid during the life of an Annuitant ceasing with the last Annuity Payment due prior to the Annuitant's death.

OPTION 2 - LIFE INCOME WITH 10 YEAR GUARANTEE. Annuity payments are paid during the life of an Annuitant, but at least for a 10 year minimum period.

OPTION 3 - JOINT AND LAST SURVIVOR ANNUITY. Annuity payments are paid during the joint lifetime of the Annuitant and a designated second person and are paid thereafter during the remaining lifetime of the survivor ceasing with the last annuity payment due prior to the survivor's death.

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FIXED ANNUITY OPTION

The fixed dollar amount of each fixed annuity payment is determined by multiplying the available Contract Value (after the deduction of any premium taxes, if applicable, not previously deducted) by the factor in the Fixed Annuity Option Table for the option chosen, using the age and sex of the Annuitant and Joint Annuitant, if any, divided by 1,000. The tables are determined from the Annuity 2000 Table projected with Scale G to the year of annuitization, with interest at the rate of 3.00% per annum. If, when annuity payments are elected, We are using tables of annuity rates for these contracts which result in larger annuity payments, We will use those tables instead. The annuity payments, determined at the time of their election, will not be less than payments that would be provided by the application of the Contract Value to an immediate annuity then offered by Us at the time of election, for the same class of annuitants.

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VARIABLE ANNUITY OPTION

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The amount of the first variable annuity payment depends on the Annuity Option elected and the age and sex of the Annuitant. This contract contains a Variable Annuity Options Table indicating the dollar amount of the first monthly payment under each optional annuity form for each $1,000 of value applied. The tables are determined from the Annuity 2000 Table projected with Scale G to the year of annuitization, with interest at the rate of 5.00% per annum. If, when annuity payments are elected, We are using tables of annuity rates for these contracts which result in larger annuity payments, We will use those tables instead.

The 5% interest rate assumed in the annuity tables would produce level annuity payments if the net investment rate remained constant at 5% per year. Subsequent payments will be less than, equal to, or greater than the first payment depending upon whether the actual net investment rate is less than, equal to, or greater than 5%.

The dollar amount of the first variable annuity payment is determined by applying the available value (after deduction of any premium taxes, if applicable, not previously deducted) to the table using the age and sex of the Annuitant and any joint Annuitant. The number of Annuity Units is then determined by dividing this dollar amount by the then current Annuity Unit value. Thereafter, the number of Annuity Units remains unchanged during the period of annuity payments. This determination is made separately for each Subaccount of the Variable Account. The number of Annuity Units is determined for each Subaccount and is based upon the available value in each Subaccount as of the date annuity payments are to begin. The dollar amount determined for each Subaccount will then be aggregated for purposes of making payments. The dollar amount of the second and later variable annuity payments is equal to the number of Annuity Units determined for each Subaccount times the Annuity Unit value for that Subaccount as of the due date of the payment. This amount may increase or decrease from month to month. The value of an Annuity Unit for a Subaccount is determined as shown below, by subtracting item 2. from item 1, dividing that result by item 3 and multiplying the result by a factor to neutralize the assumed net investment rate, discussed above, of 5% per annum, where:

1. is the net result of the assets of the Subaccount attributable to the Annuity units,

      a)    plus the cumulative credit; or

      b)    minus the cumulative charge

      for taxes reserved, which credit or charge is determined by Us to have resulted from the operation of the Subaccount;

2. is the cumulative unpaid amounts for the Mortality and Expense Risk Charge and for the Administrative Charge, which are shown in the Contract Schedule; and

3.    is the number of Annuity Units outstanding at the end of the Valuation
      Period.

The value of an Annuity Unit may increase or decrease from Valuation Period to Valuation Period.

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                                  DEATH BENEFIT

DEATH OF THE OWNER - If an Owner dies before the Annuity Date and there is a surviving Joint Owner, a Death Benefit is payable to the surviving Joint Owner. If an Owner dies prior to the Annuity Date and there is no surviving Joint Owner, a Death Benefit is payable to the Beneficiary. The value of the Death Benefit will be determined as of the date We receive proof of death in a form acceptable to Us. If there has been a change of Owner, the Death Benefit will be the Contract Value. Otherwise, We will pay the Death Benefit equal to the greater of:

1. the total of all Premiums paid, with each premium adjusted for surrenders as described below; or

2.    the Contract Value.

      Adjustment for Surrenders. In the determination of the Death Benefit, for each surrender, a proportionate reduction will be made to each Premium paid prior to the surrender. The proportion is determined by dividing the amount of the Contract Value surrendered by the Contract Value immediately prior to each surrender.

The surviving Joint Owner or Beneficiary may elect the Death Benefit to be paid as follows:

1. payment of the entire Death Benefit within 5 years of the date of the Owner's death; or

2. payment over the lifetime of the surviving Joint Owner or designated Beneficiary with distribution beginning within 1 year of the date of death of the Owner (see Annuity Options section of this contract); or

3. if the surviving Joint Owner or designated Beneficiary is a spouse of the deceased Owner, he/she can continue the contract in his/her own name.

If no payment option is elected within 60 days of Our receipt of proof of the Owner's death, a single sum settlement will be made at the end of the sixty (60) day period following such receipt. Upon payment of the Death Benefit, this contract will end.

If the Owner is a person other than the Annuitant, and if the Owner's death occurs on or after the Annuity Date, no Death Benefit will be payable under this contract. Any guaranteed payments remaining unpaid will continue to be paid to the Annuitant pursuant to the Annuity Option in force at the date of the Owner's death.

If the Owner is not an individual, any change of Annuitant or death of Annuitant before the Annuity Date will be treated as if the Owner had died on the date of such change or death and the Death Benefit will be the Contract Value.

ACCIDENTAL DEATH BENEFIT - If an Accidental Death Benefit Charge is included on the Contract Schedule, an Accidental Death Benefit may be payable which is equal to the lesser of the Contract Value as of the date the death benefit is determined, or $250,000. The Accidental Death Benefit is payable if the death of the primary Owner (i.e. the first owner listed on the Contract Schedule) occurs prior to the Contract Anniversary next following his 75th birthday, and is the result of an Injury incurred while he was the primary Owner. The death must also occur before the Annuity Date and within 365 days of the date of the accident which caused the Injury.

The Accidental Death Benefit will not be paid for any death caused by or resulting (in whole or in part) from the following:

1. suicide or attempted suicide while sane or insane; or intentionally self-inflicted injuries;
2. sickness, disease or bacterial infection of any kind, except pyogenic infections which occur as a result of an injury, or bacterial infections which result from the accidental ingestion of contaminated substances;
3.    hernia;
4. injury sustained as a consequence of riding in, including boarding or alighting from, any vehicle or device used for aerial navigation except if the primary Owner is a passenger on any aircraft licensed for the transportation of passengers;
5.    declared or undeclared war or any act thereof; or
6.    service in the military, naval or air service of any country.

DEATH OF THE ANNUITANT - If the Annuitant is a person other than the Owner and the Owner is an individual, and if the Annuitant dies before the Annuity Date, a new Annuitant may be named by the Owner. If no new Annuitant is named within sixty (60) days of Our receipt of proof of death, the Owner will be the new Annuitant. If the Annuitant dies after the Annuity Date, the remaining payments, if any, will be as specified in the Annuity Option elected. We will require proof of the Annuitant's death. Death benefits, if any, will be paid to the designated

Beneficiary at least as rapidly as under the method of distribution in effect at the Annuitant's death.

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                              SURRENDER PROVISIONS

SURRENDER - While this contract is in force and before the Annuity Date, We will, upon Written Request, allow the surrender of all or a portion of this contract for its Surrender Value. Surrenders will result in the cancellation of Accumulation Units from each applicable Subaccount and the Guaranteed Account in the ratio that the value of each account bears to the total Contract Value. You must specify by Written Request, in advance, which units are to be canceled if other than the above described method of cancellation is desired. We will pay the amount of any surrender within seven (7) days of receipt of a request unless the "Delay of Payments" provision is in effect.

The Surrender Value will be the Contract Value, as of the date of Our receipt of Your Written Request for surrender, reduced by the sum of:

1.    any applicable premium taxes not previously deducted; plus

2.    any applicable Contract Maintenance Charge.

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                                DELAY OF PAYMENTS

DELAY OF PAYMENTS - We will make any payments under this contract within 7 days (or any shorter period, if required by law) of a request received in good order. We reserve the right to suspend or postpone any type of payment from the Variable Account for any period when:

1. the New York Stock Exchange is closed for other than customary weekend and holiday closings;

2.    trading on the Exchange is restricted;

3. an emergency exists as a result of which it is not reasonably practicable to dispose of securities held in the Variable Account, or to determine their value; or

4. the Securities and Exchange Commission so permits delay for the protection of security holders.

The applicable rules of the Securities and Exchange Commission will govern as to whether the conditions in 2. or 3. exist.

We reserve the right to delay any type of payment from the General Account for up to six (6) months from the date we receive the request for payment.

                           Fixed Annuity Option Tables

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                              Option 1: Life Income
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                            Monthly Income per $1,000
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  Year of
Annuitization            2010            2020           2030            2040
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    Age             Male   Female   Male   Female  Male   Female   Male   Female
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     30             3.16    3.06    3.12    3.03   3.09    3.00    3.06    2.97
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     35             3.30    3.18    3.25    3.14   3.21    3.10    3.18    3.07
--------------------------------------------------------------------------------
     40             3.48    3.32    3.42    3.28   3.37    3.23    3.32    3.20
--------------------------------------------------------------------------------
     45             3.70    3.51    3.63    3.45   3.57    3.40    3.51    3.35
--------------------------------------------------------------------------------
     50             3.98    3.74    3.89    3.67   3.82    3.60    3.74    3.54
--------------------------------------------------------------------------------
     55             4.34    4.05    4.23    3.95   4.13    3.87    4.04    3.79
--------------------------------------------------------------------------------
     60             4.82    4.45    4.68    4.33   4.55    4.22    4.43    4.12
--------------------------------------------------------------------------------
     65             5.48    4.99    5.29    4.83   5.12    4.68    4.96    4.55
--------------------------------------------------------------------------------
     70             6.38    5.75    6.13    5.53   5.89    5.33    5.69    5.16
--------------------------------------------------------------------------------
     75             7.62    6.86    7.26    6.54   6.95    6.26    6.66    6.02
--------------------------------------------------------------------------------
     80             9.35    8.48    8.85    8.02   8.41    7.61    8.02    7.26
--------------------------------------------------------------------------------
     85            11.76   10.89   11.08   10.21  10.48    9.62    9.96    9.11
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  Option 2: Life Income with 10 year Guarantee
--------------------------------------------------------------------------------
                            Monthly Income per $1,000
--------------------------------------------------------------------------------
  Year of
Annuitization            2010            2020           2030            2040
--------------------------------------------------------------------------------
    Age              Male   Female   Male  Female   Male  Female    Male  Female
--------------------------------------------------------------------------------
     30              3.16    3.06    3.12   3.03    3.09   3.00     3.06   2.97
--------------------------------------------------------------------------------
     35              3.30    3.17    3.25   3.14    3.21   3.10     3.17   3.07
--------------------------------------------------------------------------------
     40              3.47    3.32    3.42   3.27    3.37   3.23     3.32   3.19
--------------------------------------------------------------------------------
     45              3.69    3.50    3.62   3.44    3.56   3.39     3.50   3.35
--------------------------------------------------------------------------------
     50              3.96    3.73    3.87   3.66    3.80   3.60     3.73   3.54
--------------------------------------------------------------------------------
     55              4.30    4.03    4.20   3.94    4.10   3.86     4.02   3.78
--------------------------------------------------------------------------------
     60              4.74    4.41    4.61   4.29    4.50   4.19     4.39   4.10
--------------------------------------------------------------------------------
     65              5.31    4.91    5.15   4.76    5.01   4.63     4.87   4.51
--------------------------------------------------------------------------------
     70              6.02    5.57    5.83   5.39    5.65   5.22     5.48   5.07
--------------------------------------------------------------------------------
     75              6.85    6.42    6.63   6.19    6.42   5.98     6.23   5.79
--------------------------------------------------------------------------------
     80              7.73    7.40    7.51   7.16    7.30   6.92     7.10   6.70
--------------------------------------------------------------------------------
     85              8.52    8.34    8.35   8.13    8.18   7.93     8.02   7.73
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           Option 3: Joint and Last Survivor Annuity (Male and Female)
--------------------------------------------------------------------------------
                            Monthly Income per $1,000
--------------------------------------------------------------------------------
  Year of
Annuitization                     2020                           2040
--------------------------------------------------------------------------------
 Female Age            45      55      65     75      45      55     65      75
--------------------------------------------------------------------------------
  Male Age
--------------------------------------------------------------------------------
     45               3.25    3.41    3.52   3.59    3.18    3.32   3.42    3.47
--------------------------------------------------------------------------------
     55               3.35    3.63    3.90   4.09    3.26    3.52   3.76    3.92
--------------------------------------------------------------------------------
     65               3.40    3.80    4.30   4.78    3.31    3.67   4.10    4.52
--------------------------------------------------------------------------------
     75               3.43    3.89    4.59   5.54    3.34    3.74   4.36    5.18
--------------------------------------------------------------------------------

The values shown have not been adjusted for the annual contract maintenance charge described on pages 3 and 9.

Values not shown are available from Our Administrative Office on request.

                         Variable Annuity Option Tables

--------------------------------------------------------------------------------
                              Option 1: Life Income
--------------------------------------------------------------------------------
                            Monthly Income per $1,000
--------------------------------------------------------------------------------
  Year of
Annuitization               2010           2020           2030           2040
--------------------------------------------------------------------------------
    Age                Male   Female  Male  Female   Male  Female   Male  Female
--------------------------------------------------------------------------------
     30                4.47    4.38   4.44   4.36    4.41   4.34    4.39   4.32
--------------------------------------------------------------------------------
     35                4.58    4.47   4.55   4.44    4.51   4.41    4.48   4.39
--------------------------------------------------------------------------------
     40                4.74    4.60   4.69   4.55    4.64   4.52    4.60   4.49
--------------------------------------------------------------------------------
     45                4.94    4.75   4.88   4.70    4.82   4.65    4.76   4.61
--------------------------------------------------------------------------------
     50                5.20    4.96   5.12   4.90    5.04   4.83    4.97   4.78
--------------------------------------------------------------------------------
     55                5.54    5.24   5.43   5.15    5.34   5.07    5.25   5.00
--------------------------------------------------------------------------------
     60                6.00    5.62   5.86   5.50    5.74   5.40    5.62   5.30
--------------------------------------------------------------------------------
     65                6.65    6.15   6.46   5.99    6.29   5.84    6.14   5.72
--------------------------------------------------------------------------------
     70                7.56    6.90   7.30   6.68    7.07   6.48    6.86   6.30
--------------------------------------------------------------------------------
     75                8.81    8.01   8.45   7.69    8.12   7.41    7.83   7.16
--------------------------------------------------------------------------------
     80               10.55    9.65  10.05   9.18    9.59   8.76    9.19   8.40
--------------------------------------------------------------------------------
     85               12.99   12.09  12.30  11.39   11.68  10.79   11.14  10.26
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  Option 2: Life Income with 10 year Guarantee
--------------------------------------------------------------------------------
                            Monthly Income per $1,000
--------------------------------------------------------------------------------
  Year of
Annuitization               2010           2020           2030           2040
--------------------------------------------------------------------------------
    Age                Male   Female  Male  Female   Male  Female   Male  Female
--------------------------------------------------------------------------------
     30                4.47    4.38   4.44   4.36    4.41   4.34    4.39   4.32
--------------------------------------------------------------------------------
     35                4.58    4.47   4.54   4.44    4.51   4.41    4.48   4.39
--------------------------------------------------------------------------------
     40                4.73    4.59   4.68   4.55    4.64   4.51    4.60   4.48
--------------------------------------------------------------------------------
     45                4.92    4.74   4.86   4.69    4.80   4.65    4.75   4.61
--------------------------------------------------------------------------------
     50                5.16    4.95   5.09   4.88    5.02   4.82    4.95   4.77
--------------------------------------------------------------------------------
     55                5.48    5.21   5.38   5.13    5.30   5.05    5.22   4.99
--------------------------------------------------------------------------------
     60                5.90    5.57   5.77   5.46    5.66   5.36    5.56   5.27
--------------------------------------------------------------------------------
     65                6.44    6.04   6.29   5.90    6.15   5.77    6.02   5.66
--------------------------------------------------------------------------------
     70                7.12    6.67   6.93   6.49    6.76   6.33    6.60   6.18
--------------------------------------------------------------------------------
     75                7.90    7.49   7.69   7.27    7.49   7.06    7.31   6.88
--------------------------------------------------------------------------------
     80                8.73    8.42   8.53   8.18    8.32   7.96    8.13   7.75
--------------------------------------------------------------------------------
     85                9.48    9.31   9.32   9.11    9.16   8.91    9.00   8.72
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           Option 3: Joint and Last Survivor Annuity (Male and Female)
--------------------------------------------------------------------------------
                            Monthly Income per $1,000
--------------------------------------------------------------------------------
  Year of
Annuitization                       2020                          2040
--------------------------------------------------------------------------------
 Female Age              45      55     65     75      45     55      65     75
--------------------------------------------------------------------------------
  Male Age
--------------------------------------------------------------------------------
     45                 4.50    4.64   4.74   4.81    4.45   4.56    4.66   4.71
--------------------------------------------------------------------------------
     55                 4.59    4.83   5.07   5.26    4.52   4.73    4.94   5.10
--------------------------------------------------------------------------------
     65                 4.65    4.98   5.43   5.90    4.57   4.86    5.25   5.65
--------------------------------------------------------------------------------
     75                 4.68    5.08   5.72   6.62    4.59   4.94    5.49   6.27
--------------------------------------------------------------------------------

The values shown have not been adjusted for the annual contract maintenance charge described on pages 3 and 9.

Values not shown are available from Our Administrative Office on request.

                                 [LOGO] AIGLIFE

                           AIG LIFE INSURANCE COMPANY
                                 600 KING STREET
                           WILMINGTON, DELAWARE 19801

                           INDIVIDUAL VARIABLE ANNUITY
                                NONPARTICIPATING

                            [LETTERHEAD OF AIGLIFE]

--------------------------------------------------------------------------------

This is a legal contract issued in consideration of the payment of the Initial Premium. We will make annuity payments as set forth in this contract beginning on the Annuity Date.

READ YOUR CONTRACT CAREFULLY

RIGHT TO CANCEL THIS CONTRACT

This contract may be returned within 10 days after You receive it. It can be mailed or delivered to either Us or Our agent. Return of this contract by mail is effective as of the date of its postmark, properly addressed and postage pre-paid. The returned contract will be treated as if We had never issued it. We will promptly refund the Premium paid.

This is a variable annuity contract. Annuity payments and Contract Value may increase or decrease depending on the experience of the Variable Account identified in the Contract Schedule.

Signed by the Company:


      /s/ Elizabeth M. Tuck                 /s/ Gerald Wyndorf

             Secretary                           President

                           INDIVIDUAL VARIABLE ANNUITY
                                NONPARTICIPATING

                                TABLE OF CONTENTS

                                                                            PAGE
CONTRACT SCHEDULE                                                              3
DEFINITIONS                                                                    4
GENERAL PROVISIONS                                                             6
OWNERSHIP PROVISIONS                                                           7
BENEFICIARY PROVISIONS                                                         7
PREMIUM PROVISIONS                                                             8
CONTRACT CHARGES                                                               8
VARIABLE ACCOUNT                                                               9
GUARANTEED ACCOUNT                                                             9
TRANSFERS                                                                     11
ANNUITY PROVISIONS                                                            12
ANNUITY OPTIONS                                                               12
DEATH BENEFIT                                                                 14
SURRENDER PROVISIONS                                                          16
DELAY OF PAYMENTS                                                             16
FIXED ANNUITY OPTION TABLES                                                   17
VARIABLE ANNUITY OPTION TABLES                                                18

                                CONTRACT SCHEDULE

CONTRACT NUMBER:    (        )        INITIAL PREMIUM:                ($5,000)

OWNER:              (JOHN DOE)        MINIMUM SUBSEQUENT PREMIUM:     ($1,000)

JOINT OWNER         (JANE DOE)

ANNUITANT:          (JOHN DOE)

EFFECTIVE DATE:     (        )

ANNUITY DATE:       (        )

CONTRACT MAINTENANCE CHARGE: [$30.00] each Contract Year. [Before the Annuity Date, this charge will be waived for each year that the Contract Value exceeds [$50,000] on the Contract Anniversary.]

ADMINISTRATIVE CHARGE: Equal on an annual basis to [.15%] of the average daily net assets of the Variable Account.

MORTALITY AND EXPENSE RISK CHARGE: Equal on an annual basis to [1.25%] of the average daily net assets of the Variable Account.

ACCIDENTAL DEATH BENEFIT CHARGE: Equal on an annual basis to [.10%] of the average daily net assets of the Variable Account .

TRANSFER FEE: $ 10.00 per transfer. However, we will not make a charge for the first [12] transfers in any Contract Year.

[ANNUAL RATCHET RIDER CHARGE: Equal on an annual basis to [0.70%] of the net assets of the Variable Account; this charge will be calculated and deducted monthly.]

[EQUITY ASSURANCE PLAN RIDER CHARGE: Equal on an annual basis to [0.75%] of the average daily net assets of the Variable Account up to the contract anniversary concurrent with or next following the Owner's 60th birthday, and [0.80%] thereafter; this charge will be calculated and deducted monthly.]

[ENHANCED EQUITY ASSURANCE PLAN RIDER CHARGE: Equal on an annual basis to [0.80%] of the average daily net assets of the Variable Account up to the contract anniversary concurrent with or next following the Owner's 60th birthday, and [0.85%] thereafter; this charge will be calculated and deducted monthly.]

SEPARATE ACCOUNT: [Variable Account I]

ANNUITY SERVICE OFFICE:

                   [      AIG Life Insurance Company        ]
                   [ c/o Delaware Valley Financial Services ]
                   [             300 Berwyn Park            ]
                   [            P.O. Box 3031               ]
                   [          Berwyn, PA 19312-0031         ]
                   [             (800) 255-8402             ]

================================================================================

                                   DEFINITIONS

ACCUMULATION UNIT - An accounting unit of measure used to calculate the Contract Value prior to the Annuity Date.

ADMINISTRATIVE OFFICE - The Annuity Service Office of the Company as designated on the Contract Schedule.

ANNUITANT - The person designated by the Owner upon whose continuation of life any annuity payment involving life contingencies depends.

ANNUITY DATE - The date on which annuity payments are to commence.

ANNUITY OPTION - An arrangement under which annuity payments are made under this contract.

ANNUITY UNIT - An accounting unit of measure used to calculate annuity payments after the Annuity Date.

BENEFICIARY - The person(s) who is(are) entitled to the Death Benefit of this contract when there is no surviving Owner or the person(s) who is(are) entitled to receive the remaining annuity payments, if any, when the Annuitant dies after the Annuity Date.

CONTRACT ANNIVERSARY - An anniversary of the Effective Date of this contract.

CONTRACT VALUE - The dollar value as of any Valuation Date of all amounts accumulated under this contract.

CONTRACT YEAR - Each period of twelve (12) months commencing with the Effective Date.

EFFECTIVE DATE - The date shown on the Contract Schedule on which the first Contract Year begins.

ELIGIBLE INVESTMENT(S) - Those investments available under the contract. Eligible Investments, at the time this contract is issued, are shown in the application for this Contract.

GUARANTEED ACCOUNT - A part of Our General Account which earns a Guaranteed Rate of interest.

INJURY - Bodily injury caused by an accident which occurs while coverage under the Accidental Death Benefit is in force, and results, directly and independently from all other causes, in death.

JOINT OWNER - The person named as Joint Owner on the application and listed in the Contract Schedule, unless subsequently changed. The Joint Owner, if any, possesses an undivided interest in this contract in conjunction with the Owner. All references within this contract to Owner will apply to both the Owner and the Joint Owner or to either of them.

OWNER - The person named as Owner on the application and listed in the Contract Schedule, unless subsequently changed. The Owner has all rights under this contract.

PREMIUM - Purchase payments are referred to in this contract as Premiums.

SUBACCOUNT - A division of the Variable Account established to invest in a particular portfolio of Eligible Investments.

YOU, YOUR - The Owner of this contract.

VALUATION DATE - Each day that the New York Stock Exchange is open for trading.

VALUATION PERIOD - The period between the close of business of the New York Stock Exchange on any Valuation Date and the close of business for the next succeeding Valuation Date.

VARIABLE ACCOUNT - The Separate Account designated on the Contract Schedule.

WE, OUR, US - AIG Life Insurance Company.

WRITTEN REQUEST - A request made in a form satisfactory to Us and either signed by You or confirmed by Us in writing to You. A Written Request takes effect when received and recorded at Our Administrative Office unless specifically noted as otherwise within this contract.

================================================================================

                               GENERAL PROVISIONS

THE CONTRACT - The entire contract consists of this form and any attached endorsement, rider or application. This contract may be changed or altered only by Our President or Secretary. Any change, modification or waiver must be made in writing.

NON-PARTICIPATION IN SURPLUS - This contract does not share in any distribution of Our profits or surplus.

INCONTESTABILITY - This contract is not contestable.

MISSTATEMENT OF AGE OR SEX - We will require proof of age and sex of the Annuitant before making any life annuity payment provided for by this contract. If the age or sex of the Annuitant has been misstated, the amount payable will be the amount that the Contract Value would have provided at the correct age or sex.

Once annuity payments have begun, any underpayments will be made up in one sum including interest at the annual rate of 3%, unless a higher interest rate is required by the law of the jurisdiction where this contract is delivered, with the next annuity payment. Overpayments including interest at the annual rate of 3%, unless a higher interest rate is required by the law of the jurisdiction where this contract is delivered, will be deducted from the future annuity payments until the total is repaid.

CONTRACT SETTLEMENT - This contract must be returned to Us upon settlement as a death claim. Prior to any settlement as a death claim, due proof of death must be submitted to Us.

FACILITY OF PAYMENT - If any recipient is unable to give a valid receipt for a payment made under this contract, We may make payments to the person who, in Our opinion, is caring for that recipient until claim is made by the recipient's duly appointed guardian or other legal representative.

REPORTS - We will furnish You with a report showing the Contract Value at least once each calendar year. This report will be sent to Your last known address.

TAXES - Any taxes, if applicable, paid to any governmental entity will be charged against the Premiums or the Contract Value, depending upon the Owner's state of residence. We may, at Our sole discretion, pay taxes when due and deduct that amount from the Contract Value at a later date. Our payment of such taxes at an earlier date does not waive any right We may have to deduct amounts at a later date.

EVIDENCE OF SURVIVAL - Where any benefits under this contract are contingent upon the recipient being alive on a given date, We will require proof satisfactory to Us that the condition has been met.

PROTECTION OF PROCEEDS - No payment under this contract may be commuted or assigned before it is due. To the extent permitted by law, no payments will be subject to any creditor claim nor to any judicial process for payment of such claim.

MODIFICATION OF CONTRACT - This contract may not be modified by Us, without Your consent except as may be required by applicable law. If the state insurance laws or regulations, the federal securities or tax laws or regulations, or any regulations under which this contract would qualify as an annuity change, We may amend this contract to comply with these changes.

MINIMUM BENEFITS - Any paid-up annuity, cash surrender or death benefit that may be available under this contract is not less than the minimum benefits required by statute in the jurisdiction in which this contract is delivered.

================================================================================

                              OWNERSHIP PROVISIONS

OWNER - The Owner and any applicable Joint Owner are named in the Contract Schedule.

If there is an Owner and Joint Owner for this contract, then both owners must agree to any change in this contract. If one Owner dies, the surviving Owner retains all rights of this contract. All references within this contract to Owner will apply to both the Owner and Joint Owner or either of them.

The Owner may exercise all the rights of this contract, subject to the rights of:

1.    any assignee under an assignment filed with Our Administrative Office; and

2.    any irrevocably named Beneficiary.

CHANGE OF OWNERSHIP - You may change Ownership of this contract by submitting a Written Request to Our Administrative Office. We may require this contract for endorsement.

Change of Ownership does not change the Beneficiary. Any change of Ownership is subject to any payment made by Us before the request is received and recorded at Our Administrative Office.

ASSIGNMENT - You may assign this contract while the Annuitant is alive and before the Annuity Date. A copy of any assignment must be filed with Our Administrative Office. We are not responsible for the validity of any assignment. If You assign this contract, Your rights and those of any Beneficiary will be subject to the assignment. An assignment will not affect any payments We may make or actions We may take before such assignment has been recorded at Our Administrative Office. The assignment will not be recorded until We have received sufficient direction from the Owner and assignee as to the proper allocation of rights under this contract between the Owner and the assignee.

A change in ownership or an assignment may result in adverse tax consequences.

================================================================================

                             BENEFICIARY PROVISIONS

BENEFICIARY - The Beneficiary is as stated on the application, unless later changed by Your Written Request. One or more beneficiaries can be named in the application. If more than one Beneficiary is named, each can be classed as primary or contingent. If two or more persons are named in a class, their shares in the proceeds can be stated. The stated shares in the proceeds will be paid to any primary beneficiaries. If no primary beneficiaries survive, payment will be made to any surviving contingent beneficiaries. If You have not made other arrangements with Us, Beneficiaries who survive in the same class will share the proceeds equally.

DEATH OF BENEFICIARY - If no named Beneficiary is living at the time a death benefit becomes payable, We will pay the death benefit to the Owner, or, if no Owner is alive, to the last surviving Owner's estate.

CHANGE OF BENEFICIARY - To change a Beneficiary, a Written Request for a change of Beneficiary must be received at Our Administrative Office. If the request is received at Our Administrative Office after the death of the Owner, it will be effective only if no payment has been made. After the change is recorded, it will take effect as of the date the request was signed.

================================================================================

                               PREMIUM PROVISIONS

PREMIUM - The Initial Premium is due on or before the Effective Date. Thereafter, Premium payments may be made at any time prior to the Annuity Date, in an amount equal to or greater than the Minimum Subsequent Premium amount, shown on the Contract Schedule page.

ALLOCATION OF premium PAYMENTS - Premiums may be allocated to one or more of the Subaccounts of the Variable Account or to the Guaranteed Account. Whole percentages must be used. The allocation of the Initial Premium is shown on the application. You may change the allocation at any time. We will send confirmation of Your changes. Any subsequent Premium received will be allocated in accordance with the most recently received allocation instructions.

================================================================================

                                CONTRACT CHARGES

All charges and fees shown on the Contract Schedule are the maximum amounts which We may charge. We may, however, charge less than the maximum.

MORTALITY AND EXPENSE RISK CHARGE - We deduct a Mortality And Expense Risk Charge equal, on an annual basis, to the amount shown on the Contract Schedule. We guarantee that the dollar amount of each annuity payment after the first will not be affected by variations in mortality or expense experience.

ADMINISTRATIVE CHARGE - We deduct an Administrative Charge equal, on an annual basis, to the amount shown on the Contract Schedule. The Administrative Charge compensates Us for some of the costs associated with the administration of this contract and the Variable Account.

CONTRACT MAINTENANCE CHARGE - We deduct an annual Contract Maintenance Charge shown on the Contract Schedule. The Contract Maintenance Charge will be deducted from the Contract Value on each Contract Anniversary while this contract is in force. Prior to the Annuity Date, the Contract Maintenance Charge will be deducted from the Contract Value by canceling Accumulation Units. The number of Accumulation Units to be canceled from each applicable Subaccount will be in the ratio that the value of each Subaccount bears to the total Contract Value.

If this contract is surrendered for its full Surrender Value on other than a Contract Anniversary, the full Contract Maintenance Charge due on the next Contract Anniversary will be deducted at the time of surrender.

On and after the Annuity Date, the Contract Maintenance Charge will be pro-rated and collected on a monthly basis. This amount will be subtracted from the monthly annuity payments.

ACCIDENTAL DEATH BENEFIT CHARGE - If you have elected the Accidental Death Benefit described in this contract, an Accidental Death Benefit Charge will be included on the Contract Schedule.

================================================================================

                                VARIABLE ACCOUNT

GENERAL DESCRIPTION - The name of the Variable Account is shown in the Contract Schedule. The assets of the Variable Account and each Subaccount are Our property but are not chargeable with the liabilities arising out of any other business We may conduct, except to the extent that Variable Account assets exceed Variable Account liabilities arising under the contracts supported by the Variable Account. The Variable Account and each Subaccount is separate from Our General Account and any other separate account or Subaccount We may have.

INVESTMENT ALLOCATIONS TO THE VARIABLE ACCOUNT - The Variable Account consists of Subaccounts and each Subaccount may invest its assets in a separate class of shares of a designated investment company or companies.

We have the right to change, add or delete designated investment companies. We have the right to add or remove Subaccounts. We also have the right to combine any two or more Subaccounts.

VALUATION OF ASSETS - Assets within each Subaccount will be valued at their net asset value on each Valuation Date.

CONTRACT VALUE - Premiums are allocated among the various Subaccounts within the Variable Account. For each Subaccount, the Premiums are converted into Accumulation Units. The number of Accumulation Units credited to the contract is determined by dividing the Premiums allocated to the Subaccount by the value of the Accumulation Unit for the Subaccount. Surrenders will result in the cancellation of Accumulation Units. The value of the contract is the sum of the values for the contract within each Subaccount and the Guaranteed Account. The value of each Subaccount is determined by multiplying the number of Accumulation Units attributable to the Subaccount by the Accumulation Unit value for the Subaccount, independent of the value of any other Subaccount.

ACCUMULATION UNIT VALUES - The value of an Accumulation Unit will vary in accordance with the investment experience of the underlying portfolio in which the Subaccount invests. The value of Accumulation Units is expected to increase or decrease from Valuation Period to Valuation Period. The value of Accumulation Units in each Subaccount will change daily to reflect the investment experience of the corresponding underlying portfolio as well as the daily deduction of the Contract Charges. The number of Accumulation Units credited to the contract will not change as a result of any fluctuations in the value of an Accumulation Unit.

================================================================================

                               GUARANTEED ACCOUNT

GENERAL DESCRIPTION - The Guaranteed Account is a part of Our General Account. The amount You have in the Guaranteed Account at any time is a result of Premiums You have allocated to it or any part of Your Contract Value you have transferred to it.

GUARANTEE PERIODS - The portion of Your Contract Value within the Guaranteed Account is credited with interest at rates guaranteed by Us for the Guarantee Period(s) selected. Interest is credited on a daily basis at the then applicable effective guaranteed interest rate for the applicable Guarantee Period. You may select from one or more Guarantee Periods which we offer at any particular time. We reserve the right at any time to add or delete Guarantee Periods. If You have allocated any part of Your Initial Premium to a Guarantee Period, the amount allocated, as well as the duration of the Guarantee Period is shown on the Application.

The guaranteed interest rate applicable to an allocation of Premium or transfer of Contract Value to a Guarantee Period is the rate in effect for that Guarantee Period at the time of the allocation or transfer. If You have allocated or transferred amounts at different times to the Guaranteed Account, each allocation or transfer may have a unique effective guaranteed interest rate associated with that amount. We guarantee that the effective annual rate of interest for the Guaranteed Account, including any of the Guaranteed Periods, will not be less than 3%.

================================================================================

                                    TRANSFERS

During the Accumulation Period, or after the Annuity Date, provided a variable Annuity Option was selected, You may transfer all or part of Your value, in a Subaccount, or allocated to a Guarantee Period of the Guaranteed Account, to another Subaccount or Guarantee Period of the Guaranteed Account. However, after the Annuity Date no transfers may be made between a Subaccount and the Guaranteed Account. The Transfer Fee is shown on the Contract Schedule.

All transfers are subject to the following:

1. The deduction of any Transfer Fee that may be imposed will be deducted from the amount which is transferred. However, no Transfer Fee will be imposed on transfers resulting from the expiration of a Guarantee Period.

2. If We have not received transfer instructions prior to the end of a Guarantee Period in which You have Contract Value, We will automatically transfer it to a new Guarantee Period of the same duration and under the same restrictions as if You had requested such transfer. However, if a new Guarantee Period of the same duration is not available, then that portion of Your Contract Value will be transferred to the Guarantee Period next shortest in duration.

3.    The minimum amount which may be transferred is the lesser of (A) $1,000 or
      (B) Your entire value in the Subaccount or in the amount allocated to a Guarantee Period of the Guaranteed Account.

4. No partial transfer will be made if, as a result of such transfer, Your remaining Contract Value in the Subaccount or in the amount allocated to the Guarantee Period of the Guaranteed Account would be less than $1,000.

5. Transfers will be effected during the Valuation Period next following receipt by Us of a Written Request containing all required information. However, no transfer may be made effective within seven calendar days of the date on which any annuity payment is due.

6.    Any transfer request must clearly specify:

      a.    the amount which is to be transferred; and

      b. the Subaccounts or Guarantee Periods of the Guaranteed Account which are to be affected.

7. After the Annuity Date, transfers may not take place between a fixed Annuity Option and a variable Annuity Option.

================================================================================

                               ANNUITY PROVISIONS

ANNUITY PAYMENTS - Beginning on the Annuity Date, We will make annuity payments to the Annuitant in accordance with the Annuity Option in effect on that date.

Annuity payments will be made on a monthly basis unless such payments would be less than $100 per month. In that event, we reserve the right to amend the frequency of annuity payments to be semi-annual or annual to ensure annuity payments are at least $100 per payment.

CHANGE IN ANNUITY DATE - You may, upon at least thirty (30) days prior Written Request, at any time prior to the Annuity Date, change the Annuity Date shown on the Contract Schedule. The Annuity Date must always be the first day of a calendar month.

Unless We approve otherwise, the new Annuity Date must be at least one year after the effective Date. The latest Annuity Date is the first day of the first calendar month following the Annuitant's 90th birthday or such earlier date as may be set by applicable law.

SELECTION OF ANNUITY OPTION - If the Annuitant is alive on the Annuity Date, We will apply the Contract Value to provide an income on the basis of a life income with 10 years guaranteed, unless another Annuity Option has been selected. You may however, upon at least thirty (30) days prior Written Request, at any time prior to the Annuity Date, select and/or change the Annuity Option.

================================================================================

                                 ANNUITY OPTIONS

ANNUITY OPTION - The Annuity Option you select may be on a fixed or variable basis, or a combination thereof. We may, at the time of election of an Annuity Option, offer more favorable rates in lieu of those here guaranteed. We may also make available other income options.

OPTION 1 - LIFE INCOME. Annuity payments are paid during the life of an Annuitant ceasing with the last Annuity Payment due prior to the Annuitant's death.

OPTION 2 - LIFE INCOME WITH 10 YEAR GUARANTEE. Annuity payments are paid during the life of an Annuitant, but at least for a 10 year minimum period.

OPTION 3 - JOINT AND LAST SURVIVOR ANNUITY. Annuity payments are paid during the joint lifetime of the Annuitant and a designated second person and are paid thereafter during the remaining lifetime of the survivor ceasing with the last annuity payment due prior to the survivor's death.

--------------------------------------------------------------------------------

FIXED ANNUITY OPTION

The fixed dollar amount of each fixed annuity payment is determined by multiplying the available Contract Value (after the deduction of any premium taxes, if applicable, not previously deducted) by the factor in the Fixed Annuity Option Table for the option chosen, using the age and sex of the Annuitant and Joint Annuitant, if any, divided by 1,000. The tables are determined from the Annuity 2000 Table projected with Scale G to the year of annuitization, with interest at the rate of 3.00% per annum. If, when annuity payments are elected, We are using tables of annuity rates for these contracts which result in larger annuity payments, We will use those tables instead. The annuity payments, determined at the time of their election, will not be less than payments that would be provided by the application of the Contract Value to an immediate annuity then offered by Us at the time of election, for the same class of annuitants.

================================================================================

VARIABLE ANNUITY OPTION

--------------------------------------------------------------------------------

The amount of the first variable annuity payment depends on the Annuity Option elected and the age and sex of the Annuitant. This contract contains a Variable Annuity Options Table indicating the dollar amount of the first monthly payment under each optional annuity form for each $1,000 of value applied. The tables are determined from the Annuity 2000 Table projected with Scale G to the year of annuitization, with interest at the rate of 5.00% per annum. If, when annuity payments are elected, We are using tables of annuity rates for these contracts which result in larger annuity payments, We will use those tables instead.

The 5% interest rate assumed in the annuity tables would produce level annuity payments if the net investment rate remained constant at 5% per year. Subsequent payments will be less than, equal to, or greater than the first payment depending upon whether the actual net investment rate is less than, equal to, or greater than 5%.

The dollar amount of the first variable annuity payment is determined by applying the available value (after deduction of any premium taxes, if applicable, not previously deducted) to the table using the age and sex of the Annuitant and any joint Annuitant. The number of Annuity Units is then determined by dividing this dollar amount by the then current Annuity Unit value. Thereafter, the number of Annuity Units remains unchanged during the period of annuity payments. This determination is made separately for each Subaccount of the Variable Account. The number of Annuity Units is determined for each Subaccount and is based upon the available value in each Subaccount as of the date annuity payments are to begin. The dollar amount determined for each Subaccount will then be aggregated for purposes of making payments. The dollar amount of the second and later variable annuity payments is equal to the number of Annuity Units determined for each Subaccount times the Annuity Unit value for that Subaccount as of the due date of the payment. This amount may increase or decrease from month to month. The value of an Annuity Unit for a Subaccount is determined as shown below, by subtracting item 2. from item 1, dividing that result by item 3 and multiplying the result by a factor to neutralize the assumed net investment rate, discussed above, of 5% per annum, where:

1. is the net result of the assets of the Subaccount attributable to the Annuity units,

      a)    plus the cumulative credit; or

      b)    minus the cumulative charge

      for taxes reserved, which credit or charge is determined by Us to have resulted from the operation of the Subaccount;

2. is the cumulative unpaid amounts for the Mortality and Expense Risk Charge and for the Administrative Charge, which are shown in the Contract Schedule; and

3.    is the number of Annuity Units outstanding at the end of the Valuation
      Period.

The value of an Annuity Unit may increase or decrease from Valuation Period to Valuation Period.

================================================================================

                                  DEATH BENEFIT

DEATH OF THE OWNER - If an Owner dies before the Annuity Date and there is a surviving Joint Owner, a Death Benefit is payable to the surviving Joint Owner. If an Owner dies prior to the Annuity Date and there is no surviving Joint Owner, a Death Benefit is payable to the Beneficiary. The value of the Death Benefit will be determined as of the date We receive proof of death in a form acceptable to Us. If there has been a change of Owner, the Death Benefit will be the Contract Value. Otherwise, We will pay the Death Benefit equal to the greater of:

1. the total of all Premiums paid, with each premium adjusted for surrenders as described below; or

2.    the Contract Value.

      Adjustment for Surrenders. In the determination of the Death Benefit, for each surrender, a proportionate reduction will be made to each Premium paid prior to the surrender. The proportion is determined by dividing the amount of the Contract Value surrendered by the Contract Value immediately prior to each surrender.

The surviving Joint Owner or Beneficiary may elect the Death Benefit to be paid as follows:

1. payment of the entire Death Benefit within 5 years of the date of the Owner's death; or

2. payment over the lifetime of the surviving Joint Owner or designated Beneficiary with distribution beginning within 1 year of the date of death of the Owner (see Annuity Options section of this contract); or

3. if the surviving Joint Owner or designated Beneficiary is a spouse of the deceased Owner, he/she can continue the contract in his/her own name.

If no payment option is elected within 60 days of Our receipt of proof of the Owner's death, a single sum settlement will be made at the end of the sixty (60) day period following such receipt. Upon payment of the Death Benefit, this contract will end.

If the Owner is a person other than the Annuitant, and if the Owner's death occurs on or after the Annuity Date, no Death Benefit will be payable under this contract. Any guaranteed payments remaining unpaid will continue to be paid to the Annuitant pursuant to the Annuity Option in force at the date of the Owner's death.

If the Owner is not an individual, any change of Annuitant or death of Annuitant before the Annuity Date will be treated as if the Owner had died on the date of such change or death and the Death Benefit will be the Contract Value.

ACCIDENTAL DEATH BENEFIT - If an Accidental Death Benefit Charge is included on the Contract Schedule, an Accidental Death Benefit may be payable which is equal to the lesser of the Contract Value as of the date the death benefit is determined, or $250,000. The Accidental Death Benefit is payable if the death of the primary Owner (i.e. the first owner listed on the Contract Schedule) occurs prior to the Contract Anniversary next following his 75th birthday, and is the result of an Injury incurred while he was the primary Owner. The death must also occur before the Annuity Date and within 365 days of the date of the accident which caused the Injury.

The Accidental Death Benefit will not be paid for any death caused by or resulting (in whole or in part) from the following:

1. suicide or attempted suicide while sane or insane; or intentionally self-inflicted injuries;
2. sickness, disease or bacterial infection of any kind, except pyogenic infections which occur as a result of an injury, or bacterial infections which result from the accidental ingestion of contaminated substances;
3.    hernia;
4. injury sustained as a consequence of riding in, including boarding or alighting from, any vehicle or device used for aerial navigation except if the primary Owner is a passenger on any aircraft licensed for the transportation of passengers;
5.    declared or undeclared war or any act thereof; or
6.    service in the military, naval or air service of any country.

DEATH OF THE ANNUITANT - If the Annuitant is a person other than the Owner and the Owner is an individual, and if the Annuitant dies before the Annuity Date, a new Annuitant may be named by the Owner. If no new Annuitant is named within sixty (60) days of Our receipt of proof of death, the Owner will be the new Annuitant. If the Annuitant dies after the Annuity Date, the remaining payments, if any, will be as specified in the Annuity Option elected. We will require proof of the Annuitant's death. Death benefits, if any, will be paid to the designated

Beneficiary at least as rapidly as under the method of distribution in effect at the Annuitant's death.

================================================================================

                              SURRENDER PROVISIONS

SURRENDER - While this contract is in force and before the Annuity Date, We will, upon Written Request, allow the surrender of all or a portion of this contract for its Surrender Value. Surrenders will result in the cancellation of Accumulation Units from each applicable Subaccount and the Guaranteed Account in the ratio that the value of each account bears to the total Contract Value. You must specify by Written Request, in advance, which units are to be canceled if other than the above described method of cancellation is desired. We will pay the amount of any surrender within seven (7) days of receipt of a request unless the "Delay of Payments" provision is in effect.

The Surrender Value will be the Contract Value, as of the date of Our receipt of Your Written Request for surrender, reduced by the sum of:

1.    any applicable premium taxes not previously deducted; plus

2.    any applicable Contract Maintenance Charge.

================================================================================

                                DELAY OF PAYMENTS

DELAY OF PAYMENTS - We will make any payments under this contract within 7 days (or any shorter period, if required by law) of a request received in good order. We reserve the right to suspend or postpone any type of payment from the Variable Account for any period when:

1. the New York Stock Exchange is closed for other than customary weekend and holiday closings;

2.    trading on the Exchange is restricted;

3. an emergency exists as a result of which it is not reasonably practicable to dispose of securities held in the Variable Account, or to determine their value; or

4. the Securities and Exchange Commission so permits delay for the protection of security holders.

The applicable rules of the Securities and Exchange Commission will govern as to whether the conditions in 2. or 3. exist.

We reserve the right to delay any type of payment from the General Account for up to six (6) months from the date we receive the request for payment.

                           Fixed Annuity Option Tables

--------------------------------------------------------------------------------
                              Option 1: Life Income
--------------------------------------------------------------------------------
                            Monthly Income per $1,000
--------------------------------------------------------------------------------
  Year of
Annuitization            2010            2020           2030            2040
--------------------------------------------------------------------------------
    Age             Male   Female   Male   Female  Male   Female   Male   Female
--------------------------------------------------------------------------------
     30             3.16    3.06    3.12    3.03   3.09    3.00    3.06    2.97
--------------------------------------------------------------------------------
     35             3.30    3.18    3.25    3.14   3.21    3.10    3.18    3.07
--------------------------------------------------------------------------------
     40             3.48    3.32    3.42    3.28   3.37    3.23    3.32    3.20
--------------------------------------------------------------------------------
     45             3.70    3.51    3.63    3.45   3.57    3.40    3.51    3.35
--------------------------------------------------------------------------------
     50             3.98    3.74    3.89    3.67   3.82    3.60    3.74    3.54
--------------------------------------------------------------------------------
     55             4.34    4.05    4.23    3.95   4.13    3.87    4.04    3.79
--------------------------------------------------------------------------------
     60             4.82    4.45    4.68    4.33   4.55    4.22    4.43    4.12
--------------------------------------------------------------------------------
     65             5.48    4.99    5.29    4.83   5.12    4.68    4.96    4.55
--------------------------------------------------------------------------------
     70             6.38    5.75    6.13    5.53   5.89    5.33    5.69    5.16
--------------------------------------------------------------------------------
     75             7.62    6.86    7.26    6.54   6.95    6.26    6.66    6.02
--------------------------------------------------------------------------------
     80             9.35    8.48    8.85    8.02   8.41    7.61    8.02    7.26
--------------------------------------------------------------------------------
     85            11.76   10.89   11.08   10.21  10.48    9.62    9.96    9.11
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  Option 2: Life Income with 10 year Guarantee
--------------------------------------------------------------------------------
                            Monthly Income per $1,000
--------------------------------------------------------------------------------
  Year of
Annuitization            2010            2020           2030            2040
--------------------------------------------------------------------------------
    Age              Male   Female   Male  Female   Male  Female    Male  Female
--------------------------------------------------------------------------------
     30              3.16    3.06    3.12   3.03    3.09   3.00     3.06   2.97
--------------------------------------------------------------------------------
     35              3.30    3.17    3.25   3.14    3.21   3.10     3.17   3.07
--------------------------------------------------------------------------------
     40              3.47    3.32    3.42   3.27    3.37   3.23     3.32   3.19
--------------------------------------------------------------------------------
     45              3.69    3.50    3.62   3.44    3.56   3.39     3.50   3.35
--------------------------------------------------------------------------------
     50              3.96    3.73    3.87   3.66    3.80   3.60     3.73   3.54
--------------------------------------------------------------------------------
     55              4.30    4.03    4.20   3.94    4.10   3.86     4.02   3.78
--------------------------------------------------------------------------------
     60              4.74    4.41    4.61   4.29    4.50   4.19     4.39   4.10
--------------------------------------------------------------------------------
     65              5.31    4.91    5.15   4.76    5.01   4.63     4.87   4.51
--------------------------------------------------------------------------------
     70              6.02    5.57    5.83   5.39    5.65   5.22     5.48   5.07
--------------------------------------------------------------------------------
     75              6.85    6.42    6.63   6.19    6.42   5.98     6.23   5.79
--------------------------------------------------------------------------------
     80              7.73    7.40    7.51   7.16    7.30   6.92     7.10   6.70
--------------------------------------------------------------------------------
     85              8.52    8.34    8.35   8.13    8.18   7.93     8.02   7.73
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           Option 3: Joint and Last Survivor Annuity (Male and Female)
--------------------------------------------------------------------------------
                            Monthly Income per $1,000
--------------------------------------------------------------------------------
  Year of
Annuitization                     2020                           2040
--------------------------------------------------------------------------------
 Female Age            45      55      65     75      45      55     65      75
--------------------------------------------------------------------------------
  Male Age
--------------------------------------------------------------------------------
     45               3.25    3.41    3.52   3.59    3.18    3.32   3.42    3.47
--------------------------------------------------------------------------------
     55               3.35    3.63    3.90   4.09    3.26    3.52   3.76    3.92
--------------------------------------------------------------------------------
     65               3.40    3.80    4.30   4.78    3.31    3.67   4.10    4.52
--------------------------------------------------------------------------------
     75               3.43    3.89    4.59   5.54    3.34    3.74   4.36    5.18
--------------------------------------------------------------------------------

The values shown have not been adjusted for the annual contract maintenance charge described on pages 3 and 9.

Values not shown are available from Our Administrative Office on request.

                         Variable Annuity Option Tables

--------------------------------------------------------------------------------
                              Option 1: Life Income
--------------------------------------------------------------------------------
                            Monthly Income per $1,000
--------------------------------------------------------------------------------
  Year of
Annuitization               2010           2020           2030           2040
--------------------------------------------------------------------------------
    Age                Male   Female  Male  Female   Male  Female   Male  Female
--------------------------------------------------------------------------------
     30                4.47    4.38   4.44   4.36    4.41   4.34    4.39   4.32
--------------------------------------------------------------------------------
     35                4.58    4.47   4.55   4.44    4.51   4.41    4.48   4.39
--------------------------------------------------------------------------------
     40                4.74    4.60   4.69   4.55    4.64   4.52    4.60   4.49
--------------------------------------------------------------------------------
     45                4.94    4.75   4.88   4.70    4.82   4.65    4.76   4.61
--------------------------------------------------------------------------------
     50                5.20    4.96   5.12   4.90    5.04   4.83    4.97   4.78
--------------------------------------------------------------------------------
     55                5.54    5.24   5.43   5.15    5.34   5.07    5.25   5.00
--------------------------------------------------------------------------------
     60                6.00    5.62   5.86   5.50    5.74   5.40    5.62   5.30
--------------------------------------------------------------------------------
     65                6.65    6.15   6.46   5.99    6.29   5.84    6.14   5.72
--------------------------------------------------------------------------------
     70                7.56    6.90   7.30   6.68    7.07   6.48    6.86   6.30
--------------------------------------------------------------------------------
     75                8.81    8.01   8.45   7.69    8.12   7.41    7.83   7.16
--------------------------------------------------------------------------------
     80               10.55    9.65  10.05   9.18    9.59   8.76    9.19   8.40
--------------------------------------------------------------------------------
     85               12.99   12.09  12.30  11.39   11.68  10.79   11.14  10.26
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  Option 2: Life Income with 10 year Guarantee
--------------------------------------------------------------------------------
                            Monthly Income per $1,000
--------------------------------------------------------------------------------
  Year of
Annuitization               2010           2020           2030           2040
--------------------------------------------------------------------------------
    Age                Male   Female  Male  Female   Male  Female   Male  Female
--------------------------------------------------------------------------------
     30                4.47    4.38   4.44   4.36    4.41   4.34    4.39   4.32
--------------------------------------------------------------------------------
     35                4.58    4.47   4.54   4.44    4.51   4.41    4.48   4.39
--------------------------------------------------------------------------------
     40                4.73    4.59   4.68   4.55    4.64   4.51    4.60   4.48
--------------------------------------------------------------------------------
     45                4.92    4.74   4.86   4.69    4.80   4.65    4.75   4.61
--------------------------------------------------------------------------------
     50                5.16    4.95   5.09   4.88    5.02   4.82    4.95   4.77
--------------------------------------------------------------------------------
     55                5.48    5.21   5.38   5.13    5.30   5.05    5.22   4.99
--------------------------------------------------------------------------------
     60                5.90    5.57   5.77   5.46    5.66   5.36    5.56   5.27
--------------------------------------------------------------------------------
     65                6.44    6.04   6.29   5.90    6.15   5.77    6.02   5.66
--------------------------------------------------------------------------------
     70                7.12    6.67   6.93   6.49    6.76   6.33    6.60   6.18
--------------------------------------------------------------------------------
     75                7.90    7.49   7.69   7.27    7.49   7.06    7.31   6.88
--------------------------------------------------------------------------------
     80                8.73    8.42   8.53   8.18    8.32   7.96    8.13   7.75
--------------------------------------------------------------------------------
     85                9.48    9.31   9.32   9.11    9.16   8.91    9.00   8.72
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           Option 3: Joint and Last Survivor Annuity (Male and Female)
--------------------------------------------------------------------------------
                            Monthly Income per $1,000
--------------------------------------------------------------------------------
  Year of
Annuitization                       2020                          2040
--------------------------------------------------------------------------------
 Female Age              45      55     65     75      45     55      65     75
--------------------------------------------------------------------------------
  Male Age
--------------------------------------------------------------------------------
     45                 4.50    4.64   4.74   4.81    4.45   4.56    4.66   4.71
--------------------------------------------------------------------------------
     55                 4.59    4.83   5.07   5.26    4.52   4.73    4.94   5.10
--------------------------------------------------------------------------------
     65                 4.65    4.98   5.43   5.90    4.57   4.86    5.25   5.65
--------------------------------------------------------------------------------
     75                 4.68    5.08   5.72   6.62    4.59   4.94    5.49   6.27
--------------------------------------------------------------------------------

The values shown have not been adjusted for the annual contract maintenance charge described on pages 3 and 9.

Values not shown are available from Our Administrative Office on request.

                                 [LOGO] AIGLIFE

                           AIG LIFE INSURANCE COMPANY
                                 600 KING STREET
                           WILMINGTON, DELAWARE 19801

                           INDIVIDUAL VARIABLE ANNUITY
                                NONPARTICIPATING

                            [LETTERHEAD OF AIGLIFE]

--------------------------------------------------------------------------------

This Policy is a contract between AIG Life Insurance Company ("We", "Us" or "Our") and the Policyholder ("You" or "Your") shown on the Policy Schedule.

Subject to the terms of this Policy and the Certificates We issue to each Certificate Owner, We will provide the benefits described in this Policy. We do this in return for the application of the Policyholder, and the required individual applications for the annuities and for the payment of the premiums.

This Policy becomes effective at 12:01 A.M. Standard Time on the Policy Effective Date at the address of the Policyholder and will continue in force, in accordance with the applicable provisions, unless terminated in accordance with its provisions.

This Policy is non-participating and is not entitled to share in Our surplus earnings.


      /s/ Elizabeth M. Tuck                 /s/ Gerald Wyndorf
             Secretary                           President

                          GROUP VARIABLE ANNUITY POLICY
                                Non-Participating

--------------------------------------------------------------------------------
                                      INDEX
--------------------------------------------------------------------------------

Policy Sections                                                             Page

Policy Schedule                                                                3
Policy Provisions                                                              4

                                 POLICY SCHEDULE

POLICY NUMBER           [00001]

POLICYHOLDER            [Direct Consumer's Group Trust Dated December 22, 1995]

POLICY EFFECTIVE DATE   [December 1, 2000]

ELIGIBLE PERSONS:       [Current And Prospective Customers Of American
                        International Group, Inc. And Its Affiliates]

                                POLICY PROVISIONS

Eligible Persons. Persons eligible to become insured under this Policy are those described as Eligible Persons on the Policy Schedule.

Certificates. We will issue a Certificate to each certificate Owner describing the annuity coverage under this Policy. The certificate will describe the benefits of this Policy, to whom the benefits will be paid, and the limitations and conditions that apply.

A certificate may be modified by rider or endorsement issued by Us to be attached to the certificate. The rider or endorsement will set forth the modifications to the certificate which affect the Insured.

Premiums. All premiums are payable to Us. The initial premium applicable to each certificate is shown on the certificate Information Page.

Required Data. The Policyholder must give Us all data that We need to administer this Policy.

Examination Of Records. We have the right to examine all records of the Policyholder that pertain to the anuities issued under by this Policy.

Continuation Of This Policy. This Policy will continue in force, subject to the Policy Termination provision.

Entire Contract. The entire contract ("Policy") consists of this Policy, the certificates, the policyholder's application, each annuity owner's application for an annuity issued under this Policy, and any attached riders, endorsements or amendments.

We rely on the Policyholder's application to issue this Policy and the individual applications, if any, to issue the annuity certificates providing to each annuity owner. Any certificate issued under this policy is not contestable.

Changing This Policy. This Policy may only be changed, in writing, by one of our executive officers. No other person, including an agent, has any authority to change or reinstate this Policy or extend the time for paying a premium.

Conformity With State Statutes. Any provision of this Policy that, on the Policy Effective Date, conflicts with state laws of the governing jurisdiction is changed to meet the minimum requirements of those laws.

Policy Termination. This Policy may only be terminated with respect to the issuance of new certificates. Either We or the Policyholder may terminate this Policy upon giving at least 31 days written notice to the other. We will not terminate this Policy prior to the end of the first year following the Policy Effective Date.

Clerical Error. Clerical error will not void any certificate issued under this Policy which is otherwise validly in force, nor will it keep in force any certificate that otherwise would end.

Certificate Provisions Made Part Of This Policy. The remainder of this Policy consists of provisions that appear in the certificates, riders and endorsements. A copy of the certificates, riders and endorsements is added to and made a part of this Policy.

                                 [LOGO] AIGLIFE
                           AIG LIFE INSURANCE COMPANY
                                 600 KING STREET
                           WILMINGTON, DELAWARE 19801

                          GROUP VARIABLE ANNUITY POLICY
                                Non-Participating